Exhibit 10.1

EDUARDO AVELLO CONCHA
NOTARIO PÚBLICO
Orrego Luco 0153 – Providencia

OD/.	Digest No. 1562-2016.	Copies: 3.

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COMPENSATION, DEBT RECOGNITION, CANCELATION OF DEBT AND INCORPORATION OF LIEN WITHOUT DISPLACEMENT

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“MINERA SALAR BLANCO SpA”

TO

“LI3 ENERGY INC.”

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In Santiago, Chile, on January 19, 2016, appear before me, EDUARDO AVELLO CONCHA, Attorney, Notary Public, title holder of the Twenty-Seventh Public Notary of Santiago, with trade offices at Orrego Luco No. 0153, District of Providencia, appear before me: One) “MINERA SALAR BLANCO SpA”, before “BBL SpA”, company incorporated in Chile, of the investment business, Single Taxing No. 76.319.337-3, represented according to what will be credited by MARTÍN JOSÉ BORDA MINGO, Chilean, married, business administration mayor, National Identification No. 7.100.555-1, both with residence for these purposes at Calle Rosario Norte No. 100, Office 403, District of Las Condes, Santiago, Chile, hereinafter indistinctly called “MSB” or the “Creditor”; and Two) “LI3 ENERGY INC.”, company incorporated under the laws of the State of Nevada of the United States of America, of the mineral production and commercialization trade activity, Single Taxing No. 59.176.370-9, represented according to how it will be credited by PATRICK ALBERTO CUSSEN MACKENNA, Chilean, married, and with total separation of property, civil industrial engineer, National Identification No. 4.779.235-5, both with residence for these purposes at Américo Vespucio Sur 80, piso once, District of Las Condes,

Santiago, Chile, hereinafter indistinctly called as “Li3” or the “Debtor”. MSB and Li3 hereinafter jointly called the “Parties”. The people appearing before me, all of legal age, whom I know, since they credited their identity with the aforementioned identification cards and thereby expound as follows: TITLE ONE. CLAUSE ONE: Background Information. One) The Parties are the current and only shareholders of Minera Li Energy SpA, company dealing in the business of its trade name, single taxing No. 76,102,972- K, whose equity is divided into 100 regular shares, nominative, of a single class or series and without a nominal value, being its current shareholding structure as follows: a) MSB is shareholder and title holder of 51 shares; and b) Li3 is shareholder and title holder of the remaining 49 shares. Two) January 27, 2014, the Parties acting as shareholders of Minera Li Energy SpA subscribed a shareholders’ agreement, hereinafter, the “Shareholders’ Agreement”, in which it was agreed, among other matters, the following: a) In Clause 11, 11.1, letter b) MSB’s obligation of granting Li3 a credit for the sum of $1,800,000 Dollars of the United States of America was established, for which MSB will open a financing account for the referred to sum in favor of Li3; that the Parties will subscribe in separate instruments, constituting liens without displacement over one share of Li3 in Minera Li Energy SpA, for each 100,000 Dollars of the United States of America that MSB gives to Li3; and, that the amount delivered by MSB will be paid by Li3 to MSB within the time period of 18 months starting from the subscription of the instrument that the respective mutual agreement contract contains; and, b) In Clause 11 No. 11.2.1, MSB was forced to pay Li3 a sum of one million Dollars of the United States of America for taking control of Minera Li SpA, already individualized herein. This obligation will be accrued once some of the conditions established in the Shareholders’ Agreement is complied with or no later than on January 27, 2016. Three) In compliance with Clause 11 No. 11.1 letter b) of the Shareholders’ Agreement, the Parties subscribed the following Mutual Agreement

Contracts and constituting liens: a) Through deed dated May 27, 2014, digest number 12.969-2014, MSB delivered to Li3 the sum of $100,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on November 27, 2015, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over one share that Minera Li Energy SpA is title holder of, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. Similarly, a prohibition to levy and transfer the share pledged in lien was agreed to and registered, unless MSB authorizes LI3 in writing to do so; b) Through deed dated June 11, 2014, digest number 14.597-2014, MSB delivered to Li3 the sum of $140,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on December 10, 2015, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed on July 3, 2014 under digest number 137,737-14, of the register of liens without displacement of the Civil Register. Similarly, it was agreed and registered a prohibition to give in lien and transfer the shares given in lien, unless MSB authorizes LI3 in writing to do so; c) Through deed dated July 23, 2014, digest number 18,798-2014, MSB delivered to Li3 the sum of $200,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on January 23, 2016, accruing an interest rate of 8.5%

annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed September 3, 2014 under digest number 181,540-14 of the register of liens without displacement of the Civil Register. Similarly, it was agreed and registered a prohibition to give in lien and transfer the shares given in lien, unless MSB authorizes LI3 in writing to do so; d) Through deed dated August 27, 2014, digest number 22,464-2014, MSB delivered to Li3 the sum of $200,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on February 27, 2016, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed on October 27, 2014 under digest number 220,097-14 of the register of liens without displacement of the Civil Register. Similarly, it was agreed and registered a prohibition to give in lien and transfer the shares given in lien, unless MSB authorizes LI3 in writing to do so; e) Through deed dated October 21, 2014, digest number 27,893- 2014, MSB delivered to Li3 the sum of $200,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on April 15, 2016, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed on November 13, 2014 under digest number 232,448-14 of the register of liens without displacement of the Civil Register. Similarly, it was agreed and registered a prohibition to give in lien and transfer the shares given in lien, unless MSB authorizes LI3 in writing to do so; f) Through deed dated November 25, 2014, digest number 31,491-2014, MSB delivered to Li3 the sum of $180,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on May 25, 2016, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed on December 19, 2014 under digest number 247,890-14 of the register of liens without displacement of the Civil Register. Similarly, it was agreed and registered a prohibition to give in lien and transfer the shares given in lien, unless MSB authorizes LI3 in writing to do so; y, g) Through deed dated February 3, 2015, digest number 3,442-2015, MSB delivered to Li3 the sum of $200,000 Dollars of the United States of America, LI3 being forced to return such sum in Dollars on August 3, 2016, accruing an interest rate of 8.5% annually. In addition, in the same instrument, and in conformance to Law 20,190 and its regulation, Li3 constituted in favor of MSB a lien without displacement over two shares that Li3 is title holder in Minera Li Energy SpA, such lien was constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly are related with the mutual agreement contract subscribed. The lien referred to herein above was inscribed on April 13, 2015 under digest number 73,282-15 of the register of liens without displacement of the Civil Register. Similarly, a prohibition to levy and transfer the share pledged in lien was agreed to and registered, unless MSB authorizes LI3 in writing to do so; All the deeds singularized in No. 3) of this Clause were subscribed in the Pubic Notary of Santiago of Eduardo Avello Concha, hereinafter the “Mutual Agreement Contracts”. TITLE TWO. Conventional Compensation. CLAUSE TWO: One) According to what is indicated in Clause One above, and specially according to the Mutual Agreement Contracts, Li3 owes MSB the amount of $1,220,000 Dollars of the United States of America. Compliance of the obligation considered in the contract individualized in letter a) of No. Three) of Clause One above is demandable on November 27, 2015 in reference to the obligations considered in the contracts singularized in letters b) to g) of the same number and clause already mentioned herein above, the Parties leave evidence that these will be demandable in the dates considered in each one of the respective contracts. Two) In turn, MSB owes Li3 the sum of $1,000,000 Dollars of the United States of America, according to what is evident in letter b) number Dos) of Clause One above. Compliance of this obligation will be demandable starting January 27, 2016. Three) In this act, the Parties waive the pending time periods, mentioned herein above. Due to the aforementioned waiving, the obligations of Li3 and MSB, indicated in numbers One) and Two) prior to this Clause, go on to be currently demandable. Four) In conformance with Articles 1655 and those that follow of the Civil Code and whereas that both Parties are Debtors in a reciprocal manner that such debts are liquid and currently demandable and without detriment of deeming that, in conformance with what is provided for in Article 1656 of the aforementioned legal body, debts are demandable, up to the one of less occurrence, by compensation that operated by the sole ministry of the law, in this act the Parties expressly agree to a conventional compensation of the credits stated in numbers One) and Two) prior to this Clause, in accordance with what is provided for in the already mentioned articles of the Civil Code. Five) In virtue of the conventional compensation agreed to by the Parties in the prior number, the referred to debt of MSB in favor of Li3 have been totally paid for. Six) In turn, the debt that LI3 had in favor of MSB has been partially paid off up to the sum of $1,000,000 Dollars of the United States of America. Seven) As a result of the compensation that has operated among the Parties, these declare that Li3 owes to MSB the sum of $220,000 Dollars, plus accrued interests up to this date and agreed to in the Mutual Agreement Contracts, which amount to the sum of $134,901 Dollars of the United States of America. Therefore, the Parties declare that Li3 owes MSB the amount of $354,901 Dollars of the United States of America, sum that will be paid in conformance with what is provided for in the following clause. TITLE THREE. Debt recognition. CLAUSE FOUR: One) Recognition of debt by Li3. In this act, Li3 recognizes owing MSB, the amount equal to $354,901 Dollars of the United States of America, sum that is broken down in the following amounts: i) $354,901 Dollars of the United States of America, due to the partial compensation that is accounted for in the prior Clause; and, ii) $100,000 Dollars of the United States of America, that MSB delivers in this act to Li3, the later declaring that they have received such sum to their entire satisfaction. Two) Payment. Li3 declares that it will fully pay to MSB, or to whomever legally succeeds it, the sum of $484,901 Dollars of the United States of America, the “Owed Sum” corresponding to what is indicated in numbers One) and Two) above, in their equivalent in Pesos at the value of the observed dollar on the prior day informed by the Central Bank of Chile, in the checking account No. 847-01321-09 of Banco de Chile, on behalf of MSB or at the residence established in the above appearance. Three) Enforceability. The Owed Sum will be enforceable on January 19, 2018. Four) Interests. Between the subscription date of this instrument and the effective payment day of the Owed Sum, the same will accrue interests at an annual rate equal to 8.5% annually. Therefore, as of January 19, 2018 – date in which it will be demandable – the interests will be equal to $77,439 Dollars of the United States of America. TITLE FOUR. Cancellation of the debt of a lien without displacement. CLAUSE FIVE: One) According to what is evident in the Mutual Agreement Contracts and in number Three) of Clause One of this instrument, Li3 constituted in favor of MSB liens without displacement over a total of thirteen shares that Li3 is title holder of, in Minera Li Energy SpA, already individualized. Such liens were constituted with a general guarantee clause with faithful, integral and timely compliance of all and each one of the obligations of Li3 in favor of MSB and that are directly or indirectly related to the Mutual Agreement Contracts. The inscription data of the liens constituted are evident in number Three) of Clause one of this instrument. Two) Through this act, MSB duly represented herein, eliminates debt and cancels all the liens without displacement and prohibitions constituted in the Mutual Agreement Contracts, cancels its respective inscriptions, already individualized in number Three) of Clause One of this deed, in such a way that the thirteen shares are released from such encumbrances and prohibitions, and declares that Li3 has complied with the overall total of the obligations guaranteed by the Mutual Agreement Contracts to date at its entire satisfaction, consequently considering them as fully and totally paid. Three) In virtue of the aforementioned and the compensation agreed to in Clause Two of this instrument, MSB grants Li3 the most extensive, total and complete termination of all the obligations derived from the Mutual Agreement Contracts and waives all the actions that could be derived from the same. TITLE FIVE. Line. CLAUSE SIX: One) Background Information on Debt Recognition. According to what is provided for in Clause Four above,

Li3 owes MSB $454,9001 Dollars of the United States of America plus corresponding interests at an annual rate equal to 8.5%, which will accrue from the date of subscription of this instrument up to the effective payment date of the Owed Sum. On January 19, 2018 the Owed Sum will be enforceable. Two) Background Information on Minera Li Energy SpA. Through public deed dated June 16, 2010, subscribed in the Public Notary of Santiago of Mr. Patricio Zaldívar Mackenna, the stock company was incorporated called Minera Li Energy SpA, already individualized herein. An extract of such deed was inscribed on page 31,260, No. 21,535 of the Trade Register of Santiago corresponding to 2010 and published in the Official Gazette on June 25, 2010. Three) Shares of Li3. To this date, Li3 is owner and title holder of 49 shares of Minera Li Energy SpA. Four) Constitution of Lien. In order to assure the full, complete and timely compliance of all and each one of the obligations contracted by Li3 in favor of MSB in Clause 4 above of the hereby instrument, through this act Li3 comes to constitute a lien without displacement over five shares of Minera Li Energy SpA, in conformance with the provisions contained in Article 14, of Law 20,190 and its regulation, in favor of MSB and up to the amount of the obligations indicated in Clause 4, above, i.e., $454,901 Dollars of the United States of America plus interests of an annual rate equal to 8.5%. Five) Prohibition. Similarly, while this lien without displacement is effective, Li3 is forced not to provide, lease, levy or transfer at any deed the five shares given in lien, unless MSB authorizes LI3 in writing to do so. Six) Agreement. The Parties agree that while this lien without displacement is effective, the five shares given in lien will not be able to be replaced, transformed or transferred, in all or a part without MSB’s prior written consent. Seven) Acceptance of the Lien. Li3 declares that it accepts all the contract terms contained in this Clause and come to accept the lien and prohibitions referred to in the same, for all the effects that were to proceed. In turn, MSB declares that it accepts the lien and prohibitions constituted by Li3 in the hereby instrument. Eight) Declaration of the Debtor. Li3 declares that the five shares that constitute the lien in favor of MSB belongs to the same as the only and exclusive owner that are not affected to resolution shares, price balances, embargos, litigations, prohibitions, encumbrances or other limitations to the ownership that limit or encumber the faculties of use, enjoyment and disposition; that there are no privileges or rights of third parties that could be executed with preference to the guarantee constituted by this deed. Nine) Notification. Li3 is forced to notify MSB, through a certified letter addressed to its residence stated in the appearance, all embargo, seizure, significant loss or significant impairment or detriment that the shares in lien have suffered, within the five banking working days following the occurrence of the fact; Similarly, Li3 is forced to inform on the existence of the lien that is accounted for in this instrument, the Creditor that were to file a later embargo over the good in lien, according to the same procedure and within the same time period referred to in this number. Ten) Enforceability of the Lien. The Parties agree that non-timely payment of any of the obligations guaranteed with this lien that Li3 has with MSB, as well as the bankruptcy or insolvency of Li3, or non-compliance of the obligations taken on by the party constituting the lien in the hereby instrument or rater if the constituting party has incurred in falsehood or omission regarding any of the data or background information contained in this deed, or if the constituting company does not have or loses the property of any of the shares constituted in lien, grants MSB the faculty to make demandable all the obligations that are covered by this guarantee, consequently MSB being able to make effective all credits over the constituted lien. In case that any of the shares that are in lien through this act were embargoed at any time by a third party and the Creditor is called upon for the purpose of exercising its right, the Creditor will be granted the faculty to request the immediate anticipated payment of an amount equal to the commercial value of the appraisal of the pledged share affected with the embargo. This payment must be made by the company constituting the lien within ten days following the requirement that the Creditor makes in writing. In case that the Debtor does not make anticipated payment to the Creditor’s full satisfaction, within the time period stated herein above, the same is granted the faculty to make demandable all the obligations that back this guarantee, whatever their origin, maturity date and amount, consequently, the Creditor will be able to make effective all credits over the constituted lien, matured or pending effectiveness that the Debtor company has for the Creditor. Eleven) Exercise of rights. This pledge and prohibition will benefit the Creditor and the rights that are granted could be exercised by the same, or by those that have the quality of successors or assignees of ones or the others, who legally or conventionally subrogate in their rights. Such successors or assignees and those that subrogate legally or conventionally in the rights, will have against Li3 the same rights and benefits that this deed grants the Creditor, considering as such for all legal and contractual purposes those that are effective. The Creditor will be able to assign to third parties, the credits that this lien guarantees, jointly with such guarantee providing it has the express and written authorization of the Debtor. Twelve) Transference of shares offered as lien. Li3 will not be able to have available the shares constituted as lien to be traded in the Stock Exchange, factory, fair, auction house, store, outlet or other analogue facility in which such property is sold of the same class, without the Creditor’s prior and written authorization. If it is carried out without this authorization, the Creditor could make demandable all the obligations that the constituting company had in favor of the Creditor, which will be understood to be of a matured time period for legal purposes and will be accrued from this moment on at the maximum interest allowed by the Law, in conformance with Article 17, of Article 14 of the Law 20,190. Thirteen) Payment of the lien. MSB is forced to declare as paid and cancel respectively the lien without displacement and the prohibition constituted in virtue of this instrument, once Li3 has complied with all the obligations considered in Clause 4, above. TITLE SIX. Common clauses. CLAUSE SEVEN: Expenses. Li3 will be in charge of all expenses pertaining to the custody, preservation and maintenance of the lien, as well as expenses, taxes notary and inscription rights and fees in the registers that correspond and those that are derived from supplementary public deeds that could be necessary to grant in order to clarify, rectify or modify this instrument. CLAUSE EIGHT: Residence. For all purposes of this contract, the Parties establish their residence in the District of Santiago and are submitted to the jurisdiction and competence of its courts of law. CLAUSE NINE: The Parties confer special power of attorney to: i) Sebastián Quijada, María Loreto Villalón and Karol Oyanader Bernal; and ii) Francisco Bartucevic Sanchez and Andrés Lafuente Domínguez, in such a way that any one of the persons listed in number i) acting jointly with any of the persons stated in number ii) of this Clause on behalf and representing the parties, can execute any act that is necessary to rectify and clarify this instrument, being duly authorized to grant and subscribe the public or private deeds that could be required for such purpose. CLAUSE TEN: Faculty to the Bearer. The bearer of an authorized copy of this deed is granted the faculty to require and subscribe annotations, inscriptions and sub-inscriptions that proceed. Granting this faculty is, from this point on, irrevocable and will persist although the death or incapacity of any of the contractors or of both were to occur. CLAUSE ELEVEN: Li3 comes in this act to grant irrevocable power of attorney to Mr. Patrick Alberto Cussen Mackenna, National Identification Number 4.779,235-5, with residence at Avenida Américo Vespucio Sur ochenta, Piso once, Las Condes, Santiago, for the purposes that he can be legally notified on the execution of this debt and lien constituted in favor of the Creditor up to the definite sentence that is decreed in the respective cause, not being able to alter the name and faculties of this mandate without the Creditor’s prior acceptance. Legal capacities. The legal capacity of Mr. Patrick Alberto Cussen Mackenna to represent Li3 Energy Inc., is evident in the private instrument granted on January 8, 2016 in the city of Nueva York, United States of America and authorized with equal date before the Notary Public of Nueva York, which is duly legalized and authenticated in this same public notary, under digest number 1542-2016. The legal capacity of Mr. Martín José Borda Mingo to represent MSB SpA is evident in public deed dated May 16, 2013, subscribed in the Public Notary of Santiago of Mr. Eduardo Avello Concha. In evidence and prior to reading, the parties subscribe. A copy is granted and noted in the Digest Ledger with the number stated herein. In witness thereof.

MARTÍN JOSÉ BORDA MINGO

ON BEHALF OF “MINERA SALAR BLANCO SpA”

PATRICK CUSSEN MACKENNA

ON BEHALF OF “Li3 ENERGY INC.”

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